                                                                     EXHIBIT 3.1

                        THE COMPANIES LAW (2004 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                   E-HOUSE (CHINA) INVESTMENTS HOLDING LIMITED

                              [CHINESE CHARACTERS]

    (as amended and restated by special resolution passed on March 28, 2006)

1. The name of the Company is E-house (China) Investments Holding Limited [CHINESE CHARACTERS]

2. The registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P O Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as revised, or any other law of the Cayman Islands.

4. Except as prohibited or limited by the Companies Law (2004 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

6. The share capital of the Company is US$80,000 divided into 57,272,728 ordinary shares of US$0.001 each and 22,727,272 series A preferred shares of US$0.001 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2004 Revision) and, subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

                        THE COMPANIES LAW (2004 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                   E-HOUSE (CHINA) INVESTMENTS HOLDING LIMITED

                              [CHINESE CHARACTERS]

      (as amended and restated by special resolution passed on March 28, 2006)

1. In these Articles Table A in the First Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

"ARTICLES"                 means these Articles (including the Schedules hereto) as from time to time altered by Special Resolution.

"AUDITOR"                  means Deloitte Touche Tohmatsu, Shanghai office or any successor auditor retained by the Company being one of the "Big-4" international accounting firms.

"BOARD"                    means the board of directors of the Company or any of its Subsidiaries, as the context requires, as constituted from time to time.

"BVI SUBSIDIARY"           means E-house Real Estate Limited [CHINESE CHARACTERS], a wholly owned subsidiary of the Company and an  international business company organized and existing under the laws of the British Virgin Islands.

"CLOSING DATE"             has the meaning ascribed to it in the Subscription Agreement.

"COMPANY"                  means the above-named Company.

"COMPANY SHARE PLAN"       means an employee share ownership plan to be established by the Company pursuant to which shares will be granted out of the Company Share Pool.

"COMPANY SHARE POOL"                shall mean the pool of 3,636,364 Ordinary Shares which shall be transferred from On Chance Inc. to certain management personnel and employees of the Company and its Subsidiaries, including the Management
                                    Team but excluding the Chief Financial Officer of the Company appointed for a Qualified IPO, covering five percent (5%) of the aggregate number of issued and outstanding shares (including Ordinary Shares and the
                                    Series A Preferred Shares) of the Company on an as-converted and fully diluted basis as of the Closing Date, which shall be only granted pursuant to the Company Share Plan.

"DEBENTURE"                         means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the
                                    Company or not.

"DIRECTORS"                         means the directors for the time being of the Company.

"DIVIDENDS"                         includes interim dividends and bonus issues.

"EQUITY EQUIVALENTS"                means any and all shares, interests, participations or other equivalents (however designated) of equity capital of the Company (or any of its Subsidiaries, as the case may be) and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing.

"FOUNDER"                           means ZHOU Xin.

"INVESTORS"                         means (i) CHF Investment Limited; (ii) RECP E-House Investors Ltd.
                                    ("DLJ"); (iii)E-House Co-Investors Ltd. ("RECP"); (iv)  SIG China
                                    Investment One, Ltd.; (v) Farallon Capital Partners, L.P.; (vi)
                                    Farallon Capital Institutional Partners, L.P.; (vii) Farallon Capital
                                    Institutional Partners II, L.P.; (viii) Farallon Capital Institutional
                                    Partners III, L.P.; and (ix) Farallon Capital Offshore Investors II,
                                    L.P., and in each case, including their permitted transferees which become holders of the Series A Preferred Shares.

"INVESTOR DIRECTOR"                 has the meaning ascribed to it in Article 66 hereof.

"JUNHENG"                           shall mean Junheng Investment Limited, an international business company organized and existing under the laws of the British Virgin
                                    Islands.

"MEMBER"                            shall bear the meaning ascribed to it in the Statute.

"MONTH"                             means calendar month.

"ON CHANCE"                         means On Chance Inc., an international business company organized and existing under the laws of the British Virgin Islands.

"ORDINARY RESOLUTION"               means a resolution:

                                    (i)     passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

                                    (ii)    approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

"ORDINARY SHAREHOLDERS"             means individually and collectively Junheng, Smart Create and On Chance.

"ORDINARY SHARES"                   means the ordinary shares, par value US$0.001 per share, in the capital of the Company.

"PERSON"                            means any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

"PAID-UP"                           means paid-up as to the par value and any premium payable in respect of the issue of any share and includes the same credited as paid-up.

"PRC SUBSIDIARY"                    means Shanghai Real Estate Consultant and Sales (Group) Co., Limited
                                    [CHINESE CHARACTERS], a wholly foreign-owned enterprise established under the laws of the People's Republic of China.

"QUALIFIED IPO"                     means the closing of a firm underwritten initial public offering, on the Hong Kong Stock Exchange, the NASDAQ National Market or any other internationally recognized stock exchange acceptable to the Investors, of Ordinary Shares of the Company (or American depository receipts representing the same) at a price per share (calculated on an as converted and fully-diluted basis) implying a pre-offering market capitalization of the Company of at leaset US$225 million and raising no less than US$45 million to the Company (net of any underwriter's discounts or commissions).

"REGISTERED OFFICE"                 means the registered office for the time being of the Company.

"REQUIRED PREFERRED SHAREHOLDER     means resolutions or consents of Series A Preferred Shares which are
RESOLUTION"                         required by the terms of issue of the Series A Preferred Shares (as set out in Schedule 1) to be passed or obtained in particular circumstances and which are passed in accordance with such terms.

"SEAL"                              means the common seal of the Company and includes every duplicate seal.

"SECRETARY"                         includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

"SERIES A PREFERRED SHARES"         means the series A convertible redeemable participating  preferred shares, par value US$0.001 per share, in the capital of the Company, which have the rights, preferences, privileges and restrictions set out in these Articles.

"SHARE"                             means the Ordinary Shares and the Series A Preferred Shares, and
                                    includes a fraction of a share.

"SHAREHOLDERS"                      means the Investors and the Ordinary Shareholders, their respective successors and permitted assigns, and any other holder of shares of equity capital of the Company.

"SHAREHOLDERS AGREEMENT"            means the Shareholders Agreement dated as of March 28, 2006 by and among the Company and the Shareholders of the Company, as amended, supplemented, restated or replaced from time to time.

"SMART CREATE"                      means Smart Create Group Limited, an international business company organized and existing under the laws of the British Virgin Islands.

"SPECIAL RESOLUTION"                has the same meaning as ascribed to it in the Statute and includes a resolution approved in writing as described therein.

"STATUTE"                           means the Companies Law (2004 Revision) of the Cayman Islands as
                                    amended and every statutory modification or re-enactment thereof for the time being in force.

"SUBSCRIPTION AGREEMENT"            means the Series A Preferred Shares Subscription Agreement dated as of
                                    March 28, 2006, by and among the Company, the BVI Subsidiary, the PRC
                                    Subsidiary, the Founder, the Ordinary Shareholders and the Investors.

"SMART CREATE"                      means Smart Create Group Limited, an international business company organized and existing under the laws of the British Virgin Islands.

"SUBSIDIARY"                        means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
                                    Unless otherwise qualified, all references to a "SUBSIDIARY" or to
                                    "SUBSIDIARIES" in these Articles refer to a Subsidiary or Subsidiaries of the Company.

"WRITTEN" and "IN WRITING"          include all modes of representing or reproducing words in visible form.

      Words importing the singular number only include the plural number and vice-versa.

      Words importing the masculine gender only include the feminine gender.

      Words importing persons only include corporations.

      The Schedules shall form part of these Articles. If at any time there shall be any conflict between the provision of the Schedules and the provision contained in the remainder of the Articles, then the provisions of the Schedules shall prevail. Defined terms which are defined in the Schedules to these Articles shall bear the meaning ascribed thereto in such Schedule.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                             CERTIFICATES FOR SHARES

4. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders. If at any time there shall be any conflict between the provisions of the Schedules and the provisions contained in the remainder of the Articles then the provisions of the Schedules shall prevail.

5. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

6. Notwithstanding Article 5 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such lesser sum and on such terms (if any) as the Directors may prescribe to indemnify the Company for its costs incurred in connection therewith.

                                 ISSUE OF SHARES

7. (a) Subject to the provisions, if any, of the Memorandum of Association and to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

            (b) The Ordinary Shares shall participate in the profits and assets of the Company but subject always to being subordinate in their rights to the Series A Preferred Shares to the extent provided by the terms of issue of the Series A Preferred Shares.

            (c) Series A Preferred Shares shall carry the rights (preferential or otherwise) set forth in these Articles and, in particular, in Schedule 1 hereto.

                                PREEMPTIVE RIGHTS

8. (a) If at any time the Company wishes to issue any Equity Equivalents to any Person or Persons, the Company shall promptly deliver a notice of its intention to sell (the "COMPANY'S NOTICE OF INTENTION TO SELL") to the Investors setting forth a description of the Equity Equivalents to be sold, the proposed purchase price thereof and terms of sale. Upon receipt of the Company's Notice of Intention to Sell, the Investors shall have the right to purchase, at the price and on the terms stated in the Company's Notice of Intention to Sell, a number of the Equity Equivalents equal to the product of (i) a fraction, the numerator of which is the Investors' aggregate ownership of Equity Equivalents (calculated on an as converted and fully-diluted basis) and the denominator of which is the number of the Company's total issued and outstanding Equity Equivalents, multiplied by
      (ii) the number of Equity Equivalents to be issued. Such election is to be made by the Investors by written notice to the Company within thirty (30) calendar days after receipt by the Investors of the Company's Notice of Intention to Sell (the "ACCEPTANCE PERIOD FOR EQUITY EQUIVALENTS").

            (b) If effective acceptances shall not be received pursuant to
      Section 8(a) above in respect of all the Equity Equivalents which are the subject of the Company's Notice of Intention to Sell, then the Company may, at its election, during a period of sixty (60) calendar days following the expiration of the Acceptance Period for Equity Equivalents, sell and issue the remaining Equity Equivalents to another Person or Persons at a price and upon terms not more favorable to such Person than those stated in the Company's Notice of Intention to Sell; provided, however, that in each case such Person shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement by executing a form of Deed of Adherence substantially in the form attached hereto as Exhibit A. In the event the Company has not sold the Equity Equivalents, or entered into an agreement to sell the Equity Equivalents, within such sixty (60) calendar day period, the Company shall not thereafter issue or sell any Equity Equivalents without first offering such securities to the Investors in the manner provided in
      Section 8(a) hereof. Failure by the Investors to exercise their preemptive rights under this Article 8 with respect to any sale and issuance of Equity Equivalents shall not affect their right to exercise such rights with respect to any subsequent sale and issuance of Equity Equivalents.

            (c) If an Investor gives the Company notices pursuant to the provisions of this Article 8 that the Investor desires to purchase all or any of the Equity Equivalents it is entitled to purchase, payment therefor shall be made by check or wire transfer, against issuance of such Equity Equivalents at the executive offices of the Company, within thirty (30) calendar days after such notice is delivered to the Company. In the event that the Company's Notice of Intention to Sell specifies that consideration other than cash is to be paid in connection with any issuance of Equity Equivalents, in lieu of such other consideration, the Investor will be entitled to pay the cash equivalent of such other consideration, as determined in good faith by the Board of the Company.

            (d) The preemptive rights contained in this Article 8 shall not apply to any of the following: (a) any Series A Preferred Shares issued pursuant to the Subscription Agreement, or (b) any Ordinary Shares or Equity Equivalents issued (i) as a share dividend to holders of Ordinary Shares or Series A Preferred Shares or upon any subdivision or combination of Ordinary Shares, (ii) upon the conversion of any equity security or debt security of the Company duly issued on or prior to the date hereof, in each case, convertible into Ordinary Shares, (iii) upon the exercise of any option, warrant or other right to subscribe for, purchase or otherwise acquire either Ordinary Shares or any equity security or debt security convertible into Ordinary Shares, issued prior to the date hereof, (iv) upon the conversion of any Series A Preferred Shares, (v) in connection with a business combination, including the Company's acquisition of another company by merger, consolidation, scheme of arrangement or asset purchase or other reorganization, provided such transactions shall have been approved in accordance with Article 4 of Schedule 1 attached hereof; and
      (vi) pursuant to a Qualified IPO.

            (e) Notwithstanding anything contained herein to the contrary, the Company shall not issue any Equity Equivalent prior to the Qualified IPO unless otherwise approved by the Shareholders.

                               TRANSFER OF SHARES

9. Subject to the restrictions in these Articles and the Schedules as may be applicable, any Member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. The instrument of transfer shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

10. No Member shall dispose of any interest in, or right attaching to, or renounce or assign any right to receive or subscribe for any shares of the Company (save as may be required in pursuance of his obligations under these Articles or the Schedules) or create or permit to exist any charge, lien, encumbrance or trust over any share or agree (whether subject to any condition precedent, condition subsequent or otherwise) to do any such things except as permitted by the Schedules. The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to recognise any instrument of transfer if the instrument of transfer is not accompanied by the certificate of the shares to which it relates, or such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors shall in any event refuse to register the transfer of a share which is prohibited by the Schedules.

11. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time reasonably determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

                        REDEMPTION AND PURCHASE OF SHARES

12. Subject to the provisions of the Statute and the Memorandum of Association and these Articles (including the Schedules), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

13. Subject to the provisions of the Statute and the Memorandum of Association and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor, or for any redemption, in any manner authorised by the Statute, including out of capital, provided, however, that the Directors may, without the need for a resolution of the Members, repurchase Ordinary Shares from employees, officers, directors, consultants or other persons performing services for the Company or its subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or in the event of any proposed sale or transfer of shares.

                          VARIATION OF RIGHTS OF SHARES

14. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least fifty percent (50%) of the issued shares of that class, or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class by at least fifty percent (50%) of the votes cast.

15. The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be two persons holding or representing by proxy at least fifty percent (50%) of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll, unless there is only one member of such class, in which case such quorum shall be one person.

16. Without prejudice to any Required Preferred Shareholders Resolution, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking senior, pari passu or subordinate therewith.

                          COMMISSION ON SALE OF SHARES

17. The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS

18. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. Notwithstanding the foregoing, (i) a Member may be designated as trustee or as the general partner of a partnership in the register of Members (and such designation may also identify the relevant trust or partnership), but such designation shall be for identification purposes only, and neither the Company nor any transferee of any Shares so held shall be bound to enquire as to the terms of the trust upon which such Shares are held, and may deal with such registered Member as if he was the absolute beneficial owner of such Shares, and (ii) the Company shall be entitled to recognise interests by acknowledging such interests in writing to the holder thereof and may be bound by the terms and conditions contained in any such acknowledgement in accordance with the general law.

                                 CALL ON SHARES

19. The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

20. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

23. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

25. (a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

            (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES

26. (a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

            (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

            (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

27. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

28. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

29. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS

30. The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

                             TRANSMISSION OF SHARES

31. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons or from any obligations under the Shareholders Agreement.

32. (a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

            (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

33. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share and subject to the provisions of the Shareholders Agreement, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

              AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

34. (a) Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Preferred Shares) alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein, provided always that the Company may by Ordinary
      Resolution:

                  (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

                  (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

                  (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

                  (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

            (b) Subject to the Statute and the Schedules attached to the Articles, the Company may at any time and from time to time by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Preferred Shares) alter or amend these Articles in whole or in part.

            (c) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

            (d) Without prejudice to Article 12 hereof and subject to the provisions of the Statute, the Company may by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Preferred Shares) reduce its share capital.

            (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

35. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

36. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

37. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING

38. (a) Subject to paragraph (c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o'clock in the morning.

            (b) At these meetings the report of the Directors (if any) shall be presented.

            (c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

39. (a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than ten percent (10%) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

            (b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

            (c) If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

            (d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

40. At least twenty (20) days' notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 39 have been complied with, be deemed to have been duly convened if it is so agreed:

            (a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

            (b) in the case of any other general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than eighty-five (85) percent in nominal value or in the case of shares without nominal or par value eighty-five (85) percent of the shares in issue, or their proxies.

41. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

42. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; three Members holding no less than fifty (50%) of the total issued and outstanding Ordinary Shares on a fully diluted and as converted basis present in person or by proxy shall be a quorum provided always that if the Company has only one Member of record entitled to attend and vote the quorum shall be that one Member present in person or by proxy. Members may participate in a general meeting of the Company by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

43. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

44. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

45. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

46. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

47. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

48. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

49. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company's Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

50.   The demand for a poll may be withdrawn.

51. Except as provided in Article 53, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

52. The Chairman of any general meeting shall not be entitled to any second or casting vote.

53. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

54. Subject to any rights or restrictions for the time being attached to any class or classes of shares (including as set out in the Schedules), on a show of hands every Member of record present in person or by proxy at a general meeting shall have one (1) vote and on a poll every Member of record present in person or by proxy shall have one (1) vote for each share registered in his name in the register of Members.

55. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

56. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

57. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

59. On a poll or on a show of hands votes may be given either personally or by proxy.

                                     PROXIES

60. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

61. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

62. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

                                CORPORATE MEMBERS

64. Any corporation which is a member of record of the Company may in accordance with its articles or in the absence of such provision by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of record of the Company.

                          SHARES THAT MAY NOT BE VOTED

65. Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                                    DIRECTORS

66. (a) After the date hereof, so long as the Investors hold no less than fifty-one percent (51%) of the issued and outstanding Series A Preferred Shares, at an annual or extraordinary general meeting called for such purpose, or by written resolution in lieu of a meeting, the Shareholders agree to vote the Shares owned of record or beneficially by them and to otherwise exercise their powers in relation to the Company (a) to maintain a nine (9) member Board of the Company, (b) to elect to the Board of Directors of the Company two (2) nominees designated by the Investors (each an "INVESTOR DIRECTOR"), (b) one (1) nominee designated by Smart Create; (c) six (6) nominees designated jointly by Junheng and On Chance, and (d) to appoint one Investor Director or one such person as designated by the Investors to each of the Company's audit committee and compensation committee. All such directors shall hold office until their resignation, death or incapacity or until their respective successors shall have been elected and shall have qualified. Any vacancy shall be filled by the Shareholder(s) entitled to designate such director hereunder, which shall be deemed to have a proxy to exercise the vote or provide the consent of such director until the appointment of such director to the Board. The Company shall provide to such directors the same information concerning the Company and its Subsidiaries, and access thereto, that is provided to other members of the Company's Board of Directors. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of travel and reimbursement.

            (b) The Company shall, and the Ordinary Shareholders shall procure the Company to, cause the Board of the PRC Subsidiary to be composed of the same nominees designated by such Persons pursuant to Section 66(a).

            (c) In addition to the rights of the Investors to appoint the Investor Directors, the Investors shall be entitled, by notice in writing to the Company, to appoint one (1) person, respectively, as observers to attend and speak at, either in person or by teleconference, any and all meetings of the Board of the Company and its Subsidiaries and all committee meetings thereof. The Company shall provide to such observer the same information concerning the Company and its Subsidiaries, and access thereto, provided to members of the Board of the Company and its Subsidiaries and such committees thereof.

                For purposes of this Section 66(c), (i) DLJ and RECP shall be collectively deemed as one Investor, and (ii) Farallon Capital Partners, L.P., Farallon Capital Institutional Partner, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partner III, L.P. and Farallon Capital Offshore Investors II, L.P. shall be collectively deemed as one Investor.

67. The Company may from time to time by Ordinary Resolution (subject to any applicable Required Preferred Shareholder Resolution) increase or reduce the limit in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

                            REMUNERATION OF DIRECTORS

68. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

                               DIRECTORS' INTEREST

70. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.   No shareholding qualification shall be required for Directors.

73. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

75. A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS

76. Subject to the exception contained in Article 84, a Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS

77. (a) The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

            (b) Notwithstanding the generality of the foregoing, (i) the Directors shall not take any action which requires the prior approval of a Required Preferred Shareholder Resolution, without such prior approval; and (ii) the Directors shall be obliged, so far as may be permitted by law, to act in all respects in accordance with and give effect to the Schedules and the Shareholders Agreement.

78. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

80. The Directors shall cause minutes to be made in books provided for the purpose:

            (a) of all appointments of officers made by the Directors;

            (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

            (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

81. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

82. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT

83. Subject to the provisions of the Shareholders Agreement and the Schedules attached to these Articles:

            (a) the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next four following paragraphs shall be without prejudice to the general powers conferred by this paragraph;

            (b) the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board of Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members;

            (c) the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration;

            (d) the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby; and

            (e) any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

                               MANAGING DIRECTORS

84. The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

85. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS

86. Except as otherwise provided by these Articles and the Shareholders Agreement, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In the case of an equality of votes, the Chairman shall not have any second or casting vote.

87. A Director or an alternate Director, may at any time summon a meeting of the Directors by at least fifty (15) days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.

88. A quorum of the Board of the Company shall consist of at least five (5) members of the Board, including at least one (1) Investor Director who shall attend such meeting, provided that the Company shall give reasonable prior notice to all the Board members (including the Investor Directors). For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

89. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

90. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

91. Except as provided for herein, the Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes in a committee meeting the Chairman shall have a second or casting vote.

93. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

94. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

95. (a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

            (b) The provisions of Articles 60 to 63 shall mutatis mutandis apply to the appointment of proxies by Directors.

                         VACATION OF OFFICE OF DIRECTOR

96.   The office of a Director shall be vacated:

            (a) if he gives notice in writing to the Company that he resigns the office of Director;

            (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

            (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

            (d) if he is found a lunatic or becomes of unsound mind;

            (e) if he is removed from office under the provisions of these Articles.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

97. Subject to the Shareholders Agreement, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director. Notwithstanding the generality of the foregoing, a Director nominated by the holders of a class or series of shares (other than Ordinary Shares), and any successor thereto, may only be removed by the affirmative vote of a majority of holders of such class or series of shares.

98. Subject to Article 66, the Directors may appoint any person to be a Director, either to fill in a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as a maximum number of Directors.

                              PRESUMPTION OF ASSENT

99. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL

100. (a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

            (b) The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

            (c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS

101. Subject to the provisions of the Shareholders Agreement, the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

102. Subject to the Statute, these Articles and the Shareholders Agreement, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

103. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

104. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

105. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

106. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

107. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

108. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

109.  No dividend or distribution shall bear interest against the Company.

                                 CAPITALISATION

110. The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

111. The Directors shall cause proper books of account to be kept with respect to:

            (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

            (b) all sales and purchases of goods by the Company;

            (c) the assets and liabilities of the Company.

      Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

112. Subject to the Shareholders Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

113. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

114. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

115. The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

116. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

117. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

                                     NOTICES

118. Except as otherwise expressly provided herein or in the Shareholders Agreement, notices or other communications shall be in writing and shall be given by the Company to any Member by telefax, commercial express courier service or personal delivery, addressed to the Member at such Member's address as appears in the register of members of the Company, as of a record date or dates determined in accordance with the Articles and applicable law, as in effect from time to time.

119. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender's fax machine.

120. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

121. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

            (a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

            (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

      No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

123. Subject to the rights provided by the terms of issue of Series A Preferred Shares, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

124. If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, subject to the rights provided by the terms of issue of Series A Preferred Shares, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

                                    INDEMNITY

125. The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

126. Without prejudice to the generality of the preceding Article, the Company shall indemnify and hold harmless each Director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director of the Company, or is or was a Director of the Company serving at the request of the Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                 FINANCIAL YEAR

127. Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

                         TRANSFER BY WAY OF CONTINUATION

128. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

                                   SCHEDULE 1

                           SERIES A PREFERRED SHARES

      The respective rights, privileges and restrictions attaching to the Series A Preferred Shares shall be as hereinafter specified in this Schedule 1. Unless otherwise specified, the words "HEREOF," "HEREUNDER" and "HERETO," and words of like import, refer to this Schedule 1.

                                    ARTICLE 1

                                    DIVIDENDS

1.1   Ranking

      The Series A Preferred Shares shall, with respect to dividend rights, rights on other distributions and rights on the occurrence of any Liquidation Event, rank senior to the Ordinary Shares and any other series or class of the Company's Ordinary Shares, or other share capital, that have been authorized.

1.2   Declaration of Dividends; Non-Cumulative Participating

      The holders of the Series A Preferred Shares shall be entitled to receive, as, when, and if declared by the Board of the Company, dividends out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares and all other classes of shares in the capital of the Company that have been authorized, provided that the holders of the Series A Preferred Shares shall be entitled to receive a non-cumulative, preferential dividends equal to the greater of (i) eight percent (8%) of the Series A Original Issue Price per fiscal year per share of the Series A Preferred Shares (each adjusted appropriately for share splits and the like) and (ii) the amount of dividends declared pro rata on the Ordinary Shares and the Series A Preferred Shares treating the Series A Preferred Shares as the greatest whole number of shares of Ordinary Shares then issuable upon conversion of such Series A Preferred Shares pursuant to Article 2 hereof. Such dividends shall be paid in the manner provided in Section 1.4 hereof. In no event shall dividends be declared or paid on the Ordinary Shares unless the holders of the Series A Preferred Shares shall be entitled to first receive or simultaneously receive a pro rata share of such dividends on a fully diluted and as converted basis.

1.3   Record Date

      The Board may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of the dividends payable pursuant to Section 1.2 hereof, which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date on which any such dividend is paid.

1.4   Payment

      All dividends on Series A Preferred Shares shall be payable in cash, in United States dollars.

1.5   Certain Restrictions

      The Company shall not permit any Subsidiary of the Company, or cause any other Person, to make any distribution with respect to or purchase or otherwise acquire for consideration, any share capital of the Company unless the Company could make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                                   ARTICLE 2
                                   CONVERSION

2.1   Right to Convert

      At any time and from time to time prior to the closing of a Qualified IPO, without the payment of additional consideration thereof, the holder of any Series A Preferred Shares shall have the right, at its option, to convert, all or any portion of its Series A Preferred Shares into one or more Ordinary Shares at the then applicable conversion rate (the "CONVERSION Rate"). For purposes hereof, the Conversion Rate shall be determined by dividing the Conversion Price per share by the applicable Series A Original Issue Price per share. "CONVERSION PRICE" shall initially be equal to the applicable Series A Original Issue Price for each of the outstanding Series A Preferred Shares, subject to adjustment from time to time as provided herein.

2.2   Automatic Conversion

      Upon the closing of a Qualified IPO duly approved in accordance with the Shareholders Agreement and this Schedule 1, each of the then outstanding Series A Preferred Shares shall be automatically converted into one or more Ordinary Shares calculated by multiplying the number of the Series A Preferred Shares to be so converted by the applicable Conversion Rate as then in effect.

2.3   Mechanism of Conversion

      (a) Conversion shall be effected by the redemption of the Series A Preferred Shares being converted for an amount per share on the books of the Company equal to the applicable Series A Original Issue Price and the issuance in exchange therefor of Ordinary Shares at a price per share equal to the then applicable Conversion Price. In order to exercise its conversion right, the holder of the Series A Preferred Shares to be converted shall surrender the certificate representing such shares to the Company, with a notice of election to convert, duly completed and signed, at the principal office of the Company. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the Series A Preferred Shares are registered, each share certificate surrendered for conversion shall be accompanied by instruments of transfer duly executed by the holder or his duly authorized attorney. In the case of an automatic conversion pursuant to Section 2.2 hereof, no such surrender is required and upon the issuance of certificates representing Ordinary Shares issued upon such automatic conversion, the certificates representing the converted Series A Preferred Shares shall be deemed cancelled.

      (b) As promptly as practicable after the surrender by a holder of the certificates for the Series A Preferred Shares (together with a duly completed and signed notice of election to convert) and in any event within ten (10) business days after such surrender, the Company shall issue and deliver to the Person for whose account such Series A Preferred Shares was surrendered, or to its nominee or nominees (subject to compliance with the Shareholders Agreement and other applicable agreements restricting transfer), a certificate or certificates for the number of Ordinary Shares or other securities issuable upon the conversion of those shares and any fractional interest in respect of Ordinary Shares or other security arising upon the conversion shall be settled as provided below.

      (c) Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the holder delivers the certificates for the Series A Preferred Shares and the notice of election to convert to the Company (or in the case of an automatic conversion pursuant to Section 2.2 hereof, immediately prior to the Qualified IPO), and the Person or Persons in whose name or names any Ordinary Shares or other securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares or other securities at such time on such date and such conversion shall be at the Conversion Price in effect at such time, unless the register of members of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such register of members is open, and such conversion shall be at the Conversion Price in effect on the date such register of members is open. All Ordinary Shares issuable upon conversion of the Series A Preferred Shares will upon issuance be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon any such conversion of the Series A Preferred Shares, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares so converted shall immediately terminate upon the issuance of the Ordinary Shares, except the right to receive accrued but unpaid dividends, cash or other assets as herein provided.

2.4   No Fractional Shares

      No fractional shares or securities representing fractional Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares. Any fractional interest in Ordinary Shares resulting from conversion of the Series A Preferred Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Ordinary Share as determined by the Board of the Company in good faith. If more than one certificate representing Series A Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Series A Preferred Shares so surrendered for conversion.

2.5   Adjustment of Conversion Price

      The Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Series A Preferred Shares.

      (a) In case the Company shall (i) pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, (ii) subdivide or reclassify its outstanding Ordinary Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of the Series A Preferred Shares thereafter converted shall be entitled to receive the number of Ordinary Shares of the Company which it would have owned or have been entitled to receive after the happening of such event had the Series A Preferred Shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

      (b) In case the Company shall (i) issue Ordinary Shares, (ii) issue rights, options or warrants to subscribe for or purchase Ordinary Shares, or (iii) issue or sell other rights for Ordinary Shares or securities (including Series A Preferred Shares) whether or not convertible or exchangeable into Ordinary Shares (any of the issuances in clauses (i), (ii) or (iii), hereinafter "NEW SECURITIES"), without consideration or for a consideration per share less than the then effective Conversion Price on the date the Company issues or sells such New Securities, then in each such case the Conversion Price in effect immediately prior to the issuance of such New Securities shall be reduced, concurrently with the issue of such New Securities, to the price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                                                    (A+B)
                                   CP(2) = CP(1) x -------
                                                    (A+C)

            For purposes of the foregoing formula, the following definitions shall apply: (1) CP(2) shall mean the Conversion Price in effect immediately after such issue of New Securities; (2) CP(1) shall mean the Conversion Price in effect immediately prior to such issue of New Securities; (3) "A" shall mean the number of shares of Ordinary Shares outstanding (on an as-converted basis) immediately prior to such issue of New Securities; (4) "B" shall mean the number of shares of Ordinary Shares (on an as-converted basis) that would have been issued if such New Securities had been issued at a price per share equal to CP(1) (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP(1)); and (5) "C" shall mean the number of such New Securities (on an as-converted basis) issued in such transaction.

            The adjustment provided for in this Section 2.5(b) shall be made successively whenever any New Securities are issued (provided, that no further adjustments in the Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable, of such New Securities pursuant to the original terms of such New Securities) and shall become effective immediately, except as provided in Section 2.5(e) hereof, after such issuance. If any or all of such New Securities are not so issued or expire or terminate without having been exercised, converted or exchanged, the Conversion Price then in effect shall be appropriately readjusted to the Conversion Price in effect immediately prior to the issuance of such New Securities, subject, however, to such other adjustments as may have been made or that would have otherwise been made under this Section 2.5(b) since the issuance of such New Securities.

      (c) In case the Company shall distribute to all holders of its Ordinary Shares any share capital of the Company (other than Ordinary Shares) or evidences of Indebtedness or cash or other assets (excluding regular cash dividends or distributions paid from retained earnings of the Company and dividends or distributions referred to in Section 2.5(a) hereof) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 2.5(b) hereof) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the date of the distribution less the then fair market value (as determined by the Board of the Company, whose determination, if made in good faith, shall be conclusive) of the portion of the share capital, cash or assets or evidences of Indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one Ordinary Share, and the denominator of which shall be the Conversion Price in effect immediately prior to the date of the distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

      (d)   Exceptions to Adjustment of Conversion Price

            (i)   Notwithstanding the foregoing, the provisions of this Section
                  2.5 shall not apply to the issuance of: (a) Ordinary Shares issuable upon conversion of the Series A Preferred Shares; (b) Ordinary Shares issued as dividend or distribution on the Series A Preferred Shares or in connection with a subdivision or combination of the Series A Preferred Shares; (c) Ordinary Shares issued in connection with a business combination, including the Company's acquisition of another company by merger, consolidation, scheme of arrangement or asset purchase or other reorganization, provided such transactions have been approved in accordance with Article 4 hereof and the Shareholders Agreement; (d) Ordinary Shares issued in connection with a Qualified IPO; or (e) up to an aggregate of 3,636,364 Ordinary Shares issued to employees, officers, directors and consultants of the Company or its Subsidiaries and/or Affiliates pursuant to the Company Share Plan or any employee share option plan(s) to be established in accordance with the Shareholders Agreement.

            (ii) Notwithstanding any provision in Article 2 hereof to the contrary and without limitation to any other provision contained in Article 2 hereof, in the event any securities of the Company (other than the Series A Preferred Shares), including, without limitation those securities set forth as exceptions in paragraph (i) above (collectively, the "SUBJECT SECURITIES"), are amended or otherwise modified by operation of their terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Ordinary Shares or other securities exercisable for, or convertible or exchangeable into, Ordinary Shares and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into
                  (A) more shares or a greater dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Ordinary Shares, or (B) more Ordinary Shares, then such amendment or modification shall be treated for purposes of Section 2.5(b) hereof as if the Subject Securities which have been amended or modified have been terminated and New Securities have been issued with the amended or modified terms, the Company shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section
                  2.5 hereof. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Section 2.5(d)(ii) and Section 2.5(b) hereof, without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in Section 2.5(b) hereof.

      (e) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 2.5 (other than this Section 2.5(e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Ordinary Shares. All calculations shall be made to the nearest cent or to the nearest one hundredth of a share.

      (f) Whenever the Conversion Price or Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of the adjustment of the Conversion Price and Conversion Rate setting forth the Conversion Price and Conversion Rate and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price and Conversion Rate (together with a copy of an officer's certificate setting forth the facts requiring such adjustment) to each holder of the Series A Preferred Shares at such holder's last address as shown on the register of members of the Company.

2.6   Notice

      In case at any time prior to the conversion of the Series A Preferred
      Shares:

      (a) the Company shall authorize the granting to all the holders of Ordinary Shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

      (b) there shall be any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares); or

      (c)   there shall be any capital reorganization by the Company; or

      (d) there shall be a consolidation or merger involving the Company or sale of all or substantially all of the Company's property and assets; or

      (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up by the Company or dividend or distribution to holders of Ordinary Shares; or

      (f) any other event which would cause an adjustment in the Conversion Price or Conversion Rate;

      then in any one or more of said cases, the Company shall cause to be delivered to the holders of the Series A Preferred Shares, at the earliest practicable time (and, in any event, not less than fifteen (15) days before any record date or the date set for definitive action), notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Series A Preferred Shares, as well as a comparison of what (if anything) the holders of Series A Preferred Shares would be entitled to receive in connection with such action if such holders elect not to convert their respective Series A Preferred Shares. Such notice shall also specify the date, if known, as of which the holders of record of the Ordinary Shares shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Ordinary Shares for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be, and the right of the holders of Series A Preferred Shares to convert their respective Series A Preferred Shares into Ordinary Shares as of such date.

2.7   Ordinary Shares Reserved

      (a) The Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Ordinary Shares, for the purpose of effecting conversions of the Series A Preferred Shares, the full number of Ordinary Shares issuable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted including, for purposes of this paragraph, the number of Ordinary Shares which shall be issuable upon conversion of all of the outstanding Series A Preferred Shares which shall be computed as if, at the time of computation, all of the outstanding shares were held by a single holder. The Company shall from time to time, in accordance with the laws of the Cayman Islands, increase the authorized amount of its Ordinary Shares if at any time the number of Ordinary Shares remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Shares.

      (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares at the adjusted Conversion Price.

2.8   Taxes

      Except where registration is requested in a name other than the name of the registered holder, the Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Ordinary Shares on conversion of the Series A Preferred Shares pursuant hereto.

2.9   Merger, Consolidation, etc

      In case of any reclassification or change of outstanding Ordinary Shares (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding Ordinary Shares or any sale or transfer of all or substantially all of the assets of the Company, each holder of Series A Preferred Shares then outstanding shall have the right thereafter to convert the Series A Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Ordinary Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer. The Company shall provide the holders of Series A Preferred Shares with a comparison of what (if anything) such holders would be entitled to receive in connection with such action if such holders elect not to convert their respective Series A Preferred Shares.

2.10  Protection of Conversion Rights

      The Company will not, by amendment of these Articles or its Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Article 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares against impairment.

                                   ARTICLE 3
                       STATUS ON CONVERSION OR REDEMPTION

Upon any conversion or redemption of the Series A Preferred Shares, the shares so converted or redeemed shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of Series A Preferred Shares accordingly.

                                    ARTICLE 4
                                  VOTING RIGHTS

4.1   Voting

      The issued and outstanding Series A Preferred Shares shall be voted with the issued and outstanding Ordinary Shares at any annual or extraordinary general meeting of the Company, or the holders of such Series A Preferred Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, upon the following basis: the holders of any Series A Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Series A Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

4.2   Matters Requiring Director Approval

      The Shareholders shall exercise their powers in relation to the Company to procure that the Company will not and shall procure that none of the Company's Subsidiaries, as the case may be, as set forth in Section 4.2(a) through Section 4.2(s) hereof, will take any of the following actions without the prior approval of at least a majority (which shall include the Investor Directors) of the members present in person or by proxy at a duly constituted meeting of the Board, provided that the Investors and/or the Investor Directors shall not unreasonably withhold such approval:

      (a) Adoption of or amendment to the Articles of Association of the Company and the BVI Subsidiary or similar constitutive documents of the PRC Subsidiary, and (b) adoption of or amendment to the Articles of Association or similar constitutive documents of any of the Subsidiaries of the Company (other than the BVI Subsidiary and the PRC Subsidiary) which would cause a Material Adverse Effect to the Business or Condition of the Group;

      (b) Adoption of or amendment to the Company's and/or the PRC Subsidiary's Business Plan, Projections and Annual Budget, provided that (i) such Business Plan,

      Projections or Annual Budget will contain a reasonable level of details as mutually agreed by the Company and the Investors; (ii) the Company may carry out the Business Plan, Projections or the Annual Budget of the preceding year as if approved for the current year if the Business Plan, Projections or Annual Budget of the current year is not approved by the Investors, and (iii) if the Business Plan, Projections or Annual Budget of the current year is partially approved by the Investors, the Company may carry out such Business Plan, Projections or Annual Budget to the extent of such partial approval;

      (c) Issuance by the Company, the BVI Subsidiary or the PRC Subsidiary of any Equity Equivalents or any instruments that are convertible into Equity Equivalents of the Company, the BVI Subsidiary or the PRC Subsidiary, which are not included in the Company's or PRC Subsidiary's Business Plan, Projections and/or Annual Budget;

      (d) Any merger, acquisition, consolidation, recapitalization of the Company, the BVI Subsidiary or the PRC Subsidiary, or sale of all or substantially all of the assets or equity interest of the Company, the BVI Subsidiary or the PRC Subsidiary;

      (e) Establishment of or investment in any Subsidiary or Affiliate of the Company or execution of any joint venture agreement or shareholders agreement that requires investment of more than US$500,000 and is not included in the Business Plan, Projections and/or Annual Budget or beyond the Company's and/or the PRC Subsidiary's ordinary course of business;

      (f) Any capital expenditure in excess of US$500,000 over the amount set out in the Business Plan, Projections or Annual Budget, or any investments in an inherently risky matter such as investments in stock markets and currency markets;

      (g) Payment of annual compensation to or increase of annual compensation of any of the five most highly compensated employees of the Company, the BVI Subsidiary or the PRC Subsidiary, other than as set out in the Business Plan, Projections and/or Annual Budget;

      (h) Declaration or payment of any dividend or making of any distribution on or with respect to any Shares;

      (i) Any filing by or against the Company, the BVI Subsidiary or the PRC Subsidiary for the appointment of a receiver, administrator or other form of external manager for the winding up, liquidation, bankruptcy or insolvency of the Company, the BVI Subsidiary or the PRC Subsidiary, or the passing of any resolution in respect of the same;

      (j) Repurchase by the Company, the BVI Subsidiary or the PRC Subsidiary of any outstanding Shares or other Equity Equivalents (with the exception of repurchases from terminated employees and directors of shares purchased or share options granted under the Company Share Plan), or any other reduction or similar change of capital structure of the Company, the BVI Subsidiary or the PRC Subsidiary;

      (k) Any assignment, disposal or grant of a license of any Intellectual Property Rights or trade secrets, or the failure to apply for, maintain, defend or otherwise protect any material Intellectual Property Rights or trade secrets;

      (l) Engagement in any new line of business or cessation of any existing line of business other than in the Company's or the PRC Subsidiary's ordinary course of business;

      (m) Any increase or decrease in the number of directors constituting the Board of the Company or the PRC Subsidiary or any committee thereof;

      (n) Appointment and removal of the Chief Executive Officer and the Chief Financial Officer of the Company or the PRC Subsidiary, subject to Section
      5.7 of the Shareholders Agreement;

      (o) Any change to the accounting policies of the Company or any of its Subsidiaries unless otherwise required by applicable Laws;

      (p) Settlement of any litigation or arbitration claim involving total payments by or to the Company, the BVI Subsidiary or the PRC Subsidiary in excess of US$100,000;

      (q) Incurrence of any Indebtedness not contemplated in the Annual Budget, or materially altering the terms of any existing Indebtedness with an outstanding amount of US$500,000 or more in such manner having a Material Adverse Effect on the Business or Condition of the Group;

      (r) Appointment or removal of the auditor(s) of the Company or the PRC Subsidiary; and

      (s) Entering into any transaction involving the Company, the BVI Subsidiary or the PRC Subsidiary, on the one hand, any senior officer, director or Affiliate of the Company, the BVI Subsidiary or the PRC Subsidiary, or any Associate of such senior officer, director or Affiliate, on the other hand.

      The Shareholders shall exercise their powers and otherwise act to ensure that the Company or its Subsidiaries, as applicable, will be fully authorized to take other actions that are not required to be approved in accordance with this Article 4 so long as they are approved by a simple majority of the members present in person or by proxy at a duly constituted meeting of the Board.

      Notwithstanding anything contained herein to the contrary, the Investors covenant and agree that the Investors shall not, in exercising their rights under this Agreement and the other Transaction Documents, interfere with the management and business operations of the Company and its Subsidiaries.

      If any Shareholder considers desirable, the Shareholder may require that any of the above actions shall be adopted, pursuant to the Articles of Association, at an annual or extraordinary general meeting called for such purpose, or by written resolution in lieu of a meeting, by the affirmative vote of the Shareholders (including CHF Investment Limited) holding at least a majority of the Shares present, in person or by proxy, at such meeting. Such adoption is in lieu of, not in addition to, the approval of the Board.

                                   ARTICLE 5
                                   REDEMPTION

      The Company shall, as provided below, redeem the Series A Preferred
      Shares.

5.1   Redemption of Series A Preferred Shares

      The holders of not less than a majority of Series A Preferred Shares then outstanding may require the Company to redeem all or any part of the then outstanding Series A Preferred Shares in accordance with these Articles by giving written notice to the Company at any time after the third (3rd) anniversary of the Closing Date, specifying a redemption date that is at least sixty (60) calendar days from the date of such written notice.

5.2   Management Change

      If a Management Change has occurred and is continuing, the holders of not less than a majority of Series A Preferred Shares then outstanding may require the Company to redeem all or any part of the then outstanding Series A Preferred Shares in accordance with these Articles, by giving written notice to the Company at any time specifying a redemption date that is at least thirty (30) calendar days from the date of such written notice.

5.3   Redemption Price

      For the purposes of this Article 5, the written notice given in Sections
      5.1 and 5.2 hereof shall be referred to as the "REDEMPTION NOTICE" and such redemption date specified in the Redemption Notice shall be referred to as the "REDEMPTION Date". The Company shall, on the Redemption Date, redeem the Series A Preferred Shares requested to be redeemed in the Redemption Notice in immediately available funds at a price (the "REDEMPTION PRICE") equal to the (i) one hundred forty percent (140%) of the Subscription Price of such Series A Preferred Shares, plus any declared, accrued but unpaid dividends thereon, proportionally adjusted for share splits and the like, if the Redemption Date is on or after the third (3rd) anniversary of the Closing Date (collectively, the "MAXIMUM REDEMPTION PRICE"), or (ii) one hundred percent (100%) of the Subscription Price of such Series A Preferred Shares, plus an interest calculated at an annual compound rate of twelve percent (12%) and plus any declared, accrued but unpaid dividends thereon, proportionally adjusted for share splits and the like, if the Redemption Date is prior to the third (3rd) anniversary of the Closing Date (collectively, the "BASIC REDEMPTION PRICE").

5.4   Refusal to Conduct a Qualified IPO

      Notwithstanding anything to the contrary contained herein, in the event that the Company has, prior to the third (3rd) anniversary of the Closing Date, received a bona fide firm-commitment proposal to conduct a Qualified IPO, but the Company declines to proceed without reasonable cause, the holders of not less than a majority of the Series A Preferred Shares then outstanding may require the Company to redeem all or any part of the then outstanding Series A Preferred Shares, by delivering a written notice to the Company at any time after the third (3rd) anniversary of the Closing Date, specifying a Redemption Date that is at least sixty (60) calendar days from the date of such notice, at a Redemption Price equal to the higher of:

      (a)   the Maximum Redemption Price, and

      (b) the greater of (i) ten (10) times of the 2008 Net Earnings and (ii) fifteen (15) times of the 2007 Net Earnings, multiplied by the Finial Ownership (as defined in Section 7.1 hereof) of the Investors, as determined in accordance with Article 7 hereof, plus all declared, accrued but unpaid dividends, proportionally adjusted for share splits and the like.

5.5   Termination of Rights

      Except as set forth in Section 5.6 hereof, on and after the Redemption Date, all rights of any holder of redeemed Series A Preferred Shares under this Article 5 (the "REDEEMED SHARES") shall cease and terminate, and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company; provided, however, that, if the Company defaults in the payment of any Redemption Payment as provided in this Article 5 for any reason, including without limitation the lack of legally available funds for redemption, the rights of the holders of Series A Preferred Shares shall continue until the Company cures such default.

5.6   Insufficient Funds for Redemption

      If on the Redemption Date, the number of Series A Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series A Preferred Shares to be redeemed, then (i) the number of Series A Preferred Shares then redeemed shall be based ratably on all Series A Preferred Shares to be redeemed, and (ii) the remaining Series A Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so. If all of the Series A Preferred Shares subject to the Redemption Notice has not been redeemed in full by the Company and if any Series A Preferred Shares remain outstanding,

      (a) the Company shall issue on the Redemption Date a one-year promissory note dated as of the Redemption Date to each holder of the Series A Preferred Shares (each a "PROMISSORY NOTE", and collectively, the "PROMISSORY NOTES"), which will bear interest at the rate of twelve percent (12%) per annum, with an aggregate principal amount equal to the Redemption Price of such Series A Preferred Shares that are not redeemed. The Promissory Notes shall become due and payable one year from the Redemption Date. The Promissory Notes shall be freely assignable by the holders thereof. If the Company is unable to satisfy its obligations under a Promissory Note when due, the holder of the Promissory Note may, but is not obligated to, extend the repayment date by another twelve (12) months, provided, however, the Company shall provide collaterals with a fair market value no less than the aggregate principal amount outstanding on the Promissory Notes to secure its repayment obligations under such Promissory Notes;

      (b) the Board of Directors of the Company shall declare and pay a special dividend equal to the higher of (i) no less than sixty percent (60%) out of the Company's annual profit and (ii) the largest amount of dividend that is legally permissible (the "SPECIAL DIVIDEND") to the holders of the Promissory Notes until such time all amounts outstanding on each of the Promissory Notes are fully paid for; and

      (c) the Company shall cause each of its Subsidiaries, including the PRC Subsidiary, to remit the higher of (i) no less than sixty percent (60%) of the annual profit of each of its Subsidiaries and (ii) the largest amount of dividend that is legally permissible to the Company until such time all amounts outstanding on each of the Promissory Notes are fully paid for.

                                   ARTICLE 6
                     LIQUIDATION, DISSOLUTION OR WINDING UP

6.1   Ranking

      Upon the occurrence of any Liquidation Event, the assets of the Company available for distribution shall be distributed in the following order:

      (a) the holders of Series A Preferred Shares shall be entitled to be paid the Series A Liquidation Preference, pro rata, in respect of each Series A Preferred Share prior to and in preference of any payments to holders of Ordinary Shares and all other holders of share capital of the Company;

      (b) Smart Create shall be entitled to be paid the Smart Create Liquidation Preference in respect of each Ordinary Share held by Smart Create prior to and in preference of any payments to holders of Ordinary Shares other than Smart Create;

      (c) On Chance and Junheng shall be entitled to be paid the On Chance Liquidation Preference in respect of each Ordinary Share held by On Chance prior to and in preference of any payments to holders of Ordinary Shares other than Smart Create, On Chance and Junheng; and

      (d) if there are assets of the Company available for distribution after the payments referred to in clauses (a), (b) and (c) above, all holders of share capital of the Company (including holders of Series A Preferred Shares and Ordinary Shares) shall be entitled to participate pro rata in the residual assets of the Company on an as-converted basis.

6.2   Liquidation Event

      For purposes of this Article 6, any of the following events shall be treated as a Liquidation Event (unless otherwise agreed to by the majority of the Members, including the holders of 50% or more of the Series A Preferred Shares):

      (a) liquidation, winding up or dissolution of the Company (either voluntary or involuntary);

      (b) the consummation of a consolidation or merger (other than a reincorporation transaction) or acquisition or sale of voting securities of the Company resulting in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction; or

      (c) a sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole).

      The Company shall give each holder of the Series A Preferred Shares written notice of any of the foregoing events as soon as practicable and in no event later than ten (10) business days prior to the occurrence thereof. In the event the requirements of Section 6.1 hereof are not complied with in respect of Section 6.2 (b) or (c), the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of Section 6.1 hereof have been complied with, or (ii) cancel such transaction.

6.3   Non-cash Distribution

      In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of the Series A Preferred Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities to be delivered pursuant to Article 6 hereof shall be valued as follows:

      (a) Securities not subject to investment letter or other similar restrictions on free marketability: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three days prior to the closing; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending three (3) days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board in good faith.

      (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in paragraph (a) to reflect the approximate fair market value thereof, as determined by the Board of the Company in good faith.

                                   ARTICLE 7
                OWNERSHIP ADJUSTMENT OF SERIES A PREFERRED SHARES

7.1 If the 2006 Net Earnings are less than the Anticipated 2006 Net Earnings, the final aggregate Ownership of the Investors in the Company after the adjustment is made pursuant to this Article 7, if any (the "FINAL OWNERSHIP"), shall remain unchanged as the Initial Ownership of the Investors in the Company.

7.2 If the 2006 Net Earnings are equal to or more than the Anticipated 2006 Net Earnings:

      (a) In the event (A) the Actual Growth Rate is less than 25% and (B) a Qualified IPO of the Company has not been completed prior to December 31, 2007, the Final Ownership of the Investors shall remain unchanged as the Initial Ownership of the Investors in the Company.

      (b) In the event (A) the Actual Growth Rate is more than 25% but less than the Anticipated Growth Rate and (B) a Qualified IPO of the Company has not been completed prior to December 31, 2007, the Final Ownership of the Investors shall be adjusted in accordance with the following formula within twenty (20) Business Days following the issue of the 2007 Audited Income Statement:

            FO=SP / AV1

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate (as defined in the Articles of Association) of the Series A Preferred Shares in accordance with the following formula within twenty (20) Business Days following the issue of the 2007 Audited Income Statement:

            CR1=TP x (AV1-SP) / (SP x OS)

            For purposes of this Section 7.2(b), (1) FO shall mean the Final Ownership, as adjusted pursuant to this Article 7; (2) SP shall mean the Subscription Price paid by the Investors at Closing; (3) AV1 shall mean the adjusted valuation of the Company, which shall be the lesser of US$120,000,000 or the product of (X) the sum of 6 times of the 2006 Net Earnings and 6 times of the 2007 Net Earnings divided by (Y) 2.5; (4) OS shall mean the total number of Ordinary Shares held by the Ordinary Shareholders at Closing; (5) TP shall mean the total number of Series A Preferred Shares held by the Series A Preferred Shareholders at Closing; and (6) CR1 shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares.

            Not withstanding anything contained herein to the contrary, in the event AV1 as determined hereof is less than US$90,000,000, the Final Ownership of the Investors shall remain unchanged as the Initial Ownership of the Investors in the Company, and the Conversion Rate of the Series A Preferred Shares will remain the same as the initial Conversion Rate.

      (c) In the event a Qualified IPO of the Company has been completed on or prior to December 31, 2007, the Final Ownership of the Investors shall be adjusted in accordance with the following formula:

            FO = SP / AV2

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the following formula:

            CR2=TP x (AV2-SP) / (SP x OS)

            For purposes of this Section 7.2(c), (1) FO shall mean the Final Ownership, as adjusted pursuant to this Article 7; (2) SP shall mean the Subscription Price paid by the Investors at Closing; (3) AV2 shall mean the adjusted valuation of the Company, which shall be the lesser of US$120,000,000 or 6 times of the 2006 Net Earnings; (4) OS shall mean the total number of Ordinary Shares held by the Ordinary Shareholders at Closing; (5) TP shall mean the total number of Series A Preferred Shares held by the Series A Preferred Shareholders at Closing; and (6) CR2 shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are automatically converted into Ordinary Shares upon the closing of the Qualified IPO of the Company, provided, however, the Conversion Rate of the Series A Preferred Shares shall remain unchanged as the initial Conversion Rate if the Qualified IPO of the Company does not complete by December 31, 2007.

      (d) In the event a Qualified IPO of the Company has been completed between January 1, 2008 and the date the 2007 Audited Income Statement is issued by the Auditor, the Final Ownership of the Investors shall be adjusted in accordance with the formula set forth in Section 7.2(c) above upon the closing of the Qualified IPO of the Company.

            The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the formula set forth in Section 7.2(c) above.

7.3 If (i) the 2006 Net Earnings are equal to or more than the Anticipated 2006 Net Earnings, but (ii) a Qualified IPO of the Company has not been completed prior to the date the 2007 Audited Income Statement is issued by the Auditor, in the event the Actual Growth Rate is equal or more than the Anticipated Growth Rate, the Final Ownership of the Investors shall be adjusted in accordance with the formula set forth in Section 7.2(b) above within twenty (20) Business Days following the issue of the 2007 Audited Income Statement.

      The adjustment of the Final Ownership as contemplated herein shall be effected by adjusting the Conversion Rate of the Series A Preferred Shares in accordance with the formula set forth in Section 7.2(b) above within twenty (20) Business Days following the issue of the 2007 Audited Income Statement.

                                    ARTICLE 8
                                     NOTICES

      Except as otherwise expressly provided, whenever in this Schedule 1 notices or other communications are required to be made, delivered or otherwise given to holders of the Series A Preferred Shares, the notice or other communication shall be made in writing and shall be by telefax, commercial express courier service or personal delivery, addressed to the Persons shown on the books of the Company as such holders at the addresses as they appear in the books of the Company, as of a record date or dates determined in accordance with these Articles and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender's fax machine.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 Except as may otherwise be conferred or required by law, the Series A Preferred Shares shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this
      Schedule 1 (as such may be amended from time to time) and in any other provision of these Articles.

9.2 If any right, preference or limitation of the Series A Preferred Shares set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Schedule 1 which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

9.3 Any registered holder of Series A Preferred Shares shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Articles and to enforce specifically the terms and provisions of the Articles in any court of the Cayman Islands or any countries having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of these Articles which benefits only the holders of a particular series of Series A Preferred Shares may be waived by holders of at least fifty percent (50%) of all issued and outstanding Series A Preferred Shares of such series voting as a separate class (either generally or in a particular instance and either retroactively or prospectively).

                                   ARTICLE 10
                                   DEFINITIONS

For the purposes of this Schedule 1, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in Article 1 of these Articles.

"2006 AUDITED INCOME STATEMENT" shall mean the consolidated income statement of the Group for the financial year ended December 31, 2006 audited and approved by the Auditor in conformity with IFRS.

"2006 NET EARNINGS" shall mean the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2006, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Group that is stated in Renminbi as determined from the 2006 Audited Income Statement.

"2007 AUDITED INCOME STATEMENT" shall mean the consolidated income statement of the Group for the financial year ended December 31, 2007 audited and approved by the Auditor in conformity with IFRS.

"2007 NET EARNINGS" shall mean the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings of the Group that is stated in Renminbi as determined from the 2007 Audited Income Statement.

"2008 AUDITED INCOME STATEMENT" shall mean the consolidated income statement of the Group for the financial year ended December 31, 2008 audited and approved by the Auditor in conformity with IFRS.

"2008 NET EARNINGS" shall mean the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2008, rounded to the nearest ten thousandth USD) of the Net Earnings of the Group that is stated in Renminbi as determined from the 2007 Audited Income Statement.

"ACTUAL GROWTH RATE" shall mean the percentage of increase of 2007 Net Earnings over 2006 Net Earnings, which is stipulated as (2007 Net Earnings - 2006 Net Earnings) / 2006 Net Earnings.

"AFFILIATE" shall mean with respect to any Person, any other Person that directly or indirectly, though one or more intermediaries, controls, is controlled by, or under common control with, the first mentioned Person. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and under "COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"ANNUAL BUDGET" shall mean the annual budget of the Company and/or the PRC Subsidiary adopted by the Board of the Company and/or the PRC Subsidiary, as may be amended from time to time.

"ANTICIPATED 2006 NET EARNINGS" shall mean the anticipated Net Earnings of the Group for the financial year ended December 31, 2006, being an amount that is US$15,000,000.

"ANTICIPATED GROWTH RATE" shall mean the anticipated percentage of increase of 2007 Net Earnings over 2006 Net Earnings, being a percentage that is fifty percent (50%).

"BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in China, Hong Kong or New York are authorized or required by law or governmental order to close.

"BUSINESS PLAN" shall mean the annual business plan of the Company and/or the PRC Subsidiary adopted by the Board of the Company and/or the PRC Subsidiary, as may be amended from time to time.

"CNY" or "RENMINBI" shall mean the lawful currency of the People's Republic of China.

"CONTINGENT OBLIGATION" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound.

"FINAL OWNERSHIP" shall have the meaning ascribed to it in Section 7.1 hereof.

"GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"GROUP" shall mean the Company and its Subsidiaries, collectively.

"HONG KONG" shall mean the Special Administration Region of Hong Kong.

"IFRS" shall mean the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

"INDEBTEDNESS" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, any obligation for the payment of money and any obligation evidenced by bonds, debentures, notes or similar instruments, (ii) the available amount of all letters of credit or obligations in respect of bankers acceptances issued for the account of such Person and all unpaid drawings with respect thereto, (iii) all liabilities secured by any Lien on any property or assets owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all guaranties and similar undertakings to assume or pay the Indebtedness for borrowed money of other Person, and (vi) any Contingent Obligation of such Person incurred in respect of any Indebtedness referred to in
(i) to (v) above.

"INITIAL OWNERSHIP" shall have the meaning ascribed to it in the Subscription Agreement.

"INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, trademarks, service marks, trade names, copyrights, rights in software, domain names, know-how, rights in design and inventions, licenses, and other intellectual property rights, being used to conduct the business of the Company and its Subsidiaries as now operated.

"LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred share and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

"MANAGEMENT CHANGE" shall mean any event resulting in Mr. Zhou Xin ceasing or being unable to serve as the Chairman of the Board and/or Chief Executive Officer of the Company and/or the PRC Subsidiary, including without limitation:
(a) his voluntary termination of such duties, (b) his death or permanent disability, (c) a long term medical condition requiring long term hospitalization (either continuous or not) which substantially impedes his ability to perform his duties, or (d) the filing of personal bankruptcy in any jurisdiction, either voluntarily or involuntarily.

"MATERIAL ADVERSE EFFECT" shall mean any (a) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of the Company and its Subsidiaries, either individually or taken as a whole, or (b) material impairment of the ability of any member of the Company and its Subsidiaries to perform their respective material obligations hereunder or under each of the other Transaction Documents, as applicable.

"NET EARNINGS" shall mean the consolidated and normalized positive profit after tax (less one-off, non-recurring and extraordinary items) attributable to the shareholders of the Company. For the avoidance of doubt, non-recurring items shall mean profits from activities not related to the principal business of the Company and its Subsidiaries, including without limitation, the profits from sales of real properties.

"ON CHANCE AND JUNHENG LIQUIDATION PREFERENCE" shall mean, in respect of all Ordinary Shares held by On Chance and Junheng, respectively, the aggregate amount of RMB55,000,000.

"OWNERSHIP" of any person at any time means the percentage owned by such person of all Ordinary Shares in issue at such time on a fully diluted and as converted basis, assuming the exercise, conversion or exchange of all options, warrants and other securities exercisable for or convertible or exchangeable into Ordinary Shares (including without limitation the conversion of all Series A Preferred Shares), regardless of whether such options, warrants or other securities are currently exercisable, convertible or exchangeable at such time

"PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"PROJECTIONS" shall mean the annual business projections of the Company and/or its PRC Subsidiary adopted by the Board of the Company and/or its PRC Subsidiary, as may be amended from time to time.

"REDEMPTION PAYMENT" shall mean the payment made by the Company to redeem the Series A Preferred Shares as set forth in Sections 5.1, 5.2, 5.3 and 5.4 hereof.

"SERIES A LIQUIDATION PREFERENCE" shall mean, in respect of each Series A Preferred Share, one hundred percent (100%) of the Series A Original Issue Price, as adjusted for share splits and the like, plus an amount equal to all declared but unpaid dividends thereon.

"SERIES A ORIGINAL ISSUE PRICE" shall mean US$1.10 per Series A Preferred Share.

"SMART CREATE LIQUIDATION PREFERENCE" shall mean, in respect of all Ordinary Shares held by Smart Create, the aggregate amount of RMB45,000,000.

"SUBSCRIPTION PRICE" shall have the meaning ascribed to it in Section 2.1 of the Subscription Agreement.

"Transaction Documents" shall mean, collectively, the Subscription Agreement, the Shareholders Agreement, the Registration Rights Agreement and these Ariticles.

"USD", "US DOLLAR" or "US$" shall mean the lawful currency of the United States of America.

                                   SCHEDULE 2

                    PROVISIONS RELATING TO TRANSFER OF SHARES

                                    SECTION 1

                                   DEFINITIONS

For the purposes of this Schedule 2, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in Article 1 of these Articles or Article 10 of Schedule 1, as the case may be. Unless otherwise specified, the words "hereof," "hereunder" and "hereto," and words of like import, refer to this Schedule 2.

"ASSOCIATE" shall mean, with respect to any Person, any corporation or other business organization of which such Person is a senior officer, director or partner, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity or any spouse, children, grandchildren, parents, parents-in-law or siblings of such Person, or a trust primarily for the benefit of any of the foregoing.

"BONA FIDE PURCHASER" shall mean any Person who or which has delivered a good faith written offer to purchase all or any portion of the shares held by any Shareholder.

"COMPETITOR" shall mean any Person that engages in or will engage in the real estate intermediary service business in China (including Hong Kong, Macau and Taiwan) as determined by the Board of the Company.

"CO-SALE SHARES" shall have the meaning ascribed to it in Section 3.7 hereof.

"DISPOSE" or "DISPOSITION" (and any derivatives thereof) shall mean (i) a voluntary or involuntary sale, assignment, mortgage, grant, pledge, hypothecation, exchange, transfer, conveyance or other disposition (whether involving the legal or beneficial interest), and (ii) any agreement, contract or commitment to do any of the foregoing.

"PERMITTED TRANSFEREE" shall mean:

(a)   in the case of the Investors:

      (i)   any Affiliate of the Investors;

      (ii) any investment fund in which either China Renaissance Capital Investment Inc. or DLJ Real Estate Capital Partners, Inc. acts as the manager, general partner or investment adviser;

      (iii) any unitholder, shareholder, partner or participant in any fund referred to in (ii) above in a general distribution of assets of such fund;

      (iv) any manager, general partner or investment adviser of any fund referred to in (ii) above (or any officer, employee or partner of any such manager, general partner or investment adviser);

      (v) a trust for the benefit of any officer, employee or partner referred to in (iv) above (and/or his or her family members);

      (vi)  any trustee, nominee or custodian of any person referred to in
            (i)-(v) above; and

      (vii) any limited partner or any Affiliate of the limited partner of the Investors.

(b)   in the case of any Ordinary Shareholder:

      (i)   any other Ordinary Shareholder; and

      (ii)  any Affiliate of any Ordinary Shareholder.

      provided, however, that it shall be a term of any such transfer that if the transferee is a Permitted Transferee pursuant to (a) or (b) above and at any time ceases to be a Permitted Transferee, it shall forthwith transfer the Shares acquired pursuant to Article 3 hereof and the rights and obligations under this Agreement to a Permitted Transferee of the original transferor and procure the agreement of such Permitted Transferee as above, provided, however, the immediately preceding sentence shall not require the transfer back to an investment fund referred to in (a)(ii) above when the transferee ceases to be a Permitted Transferee by reason of termination, dissolution or other similar winding up of the investment fund.

"SHARES" shall mean, with respect to any Shareholder, (i) the shares of equity capital of the Company, including without limitation, Ordinary Shares and Series A Preferred Shares, held at any time by such Shareholder, and (ii) any option, warrant, or other right held at any time by such Shareholder, exercisable for shares of equity capital of the Company.

                                    SECTION 2

                               TRANSFER OF SHARES

2.1 None of the Ordinary Shareholders shall, directly or indirectly, effect a Disposition of any of his, her or its Shares, except (i) to its Permitted Transferee when such Permitted Transferee shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement by executing a form of Deed of Adherence substantially in the form attached to the Shareholders Agreement as Exhibit A, or (ii) as permitted by Section 2.2 and Section 3 hereof. The Ordinary Shareholders shall not circumvent the restrictions set forth in this
      Section 2 and Section 3 hereof by Disposing of, directly or indirectly, their beneficial interests in the Company, including without limitation, by way of a Disposition of shares they hold in the relevant Ordinary Shareholders or a Disposition of all or substantially all of the assets of the Company or any of its Subsidiaries.

2.2 Notwithstanding anything contrary contained in this Agreement but subject to Section 3.7 hereof, each of On Chance and Junheng may Dispose of an aggregate of not more than ten percent (10%) of its Shares at any time prior to a Qualified IPO at a price per share implying the valuation of the Company will generate an internal rate of return of at least thirty percent (30%) to the Investors, unless otherwise approved by the Investors.

2.3 Notwithstanding anything to the contrary herein, each of the Investors may, whether in a single transaction or in a series of transactions, Dispose of not more than 49% of the Series A Preferred Shares held by it at Closing at any time prior to a Qualified IPO to any third party who is not a Permitted Transferee, provided, however, that the Investors shall not, in any event, Dispose of any of their Shares to any Competitor.

2.4 Any purported Disposition in violation of this Section 2 shall be null and void and the Company shall not recognize any such Disposition, or record such transfer in its register of members, or accord to any such purported transferee any rights as a shareholder.

                                    SECTION 3

                      RIGHT OF FIRST REFUSAL; CO-SALE RIGHT

3.1 If any Shareholder or an employee of the Company who becomes a Shareholder pursuant to the Company Share Plan (the "DISPOSING SHAREHOLDER") proposes to Dispose of any Shares (other than a Disposition of Ordinary Shares in a Qualified IPO or to a Permitted Transferee in accordance with Section 2 hereof), the other Shareholders (including the Investors) (the "OFFEREES") shall have a right of first refusal (the "FIRST REFUSAL RIGHT") and a co-sale right with respect to such Disposition as provided in this Section 3, provided, however, that no Shareholder shall, in any event, Dispose of any of its Shares to any Competitor.

3.2 If the Disposing Shareholder receives an offer from a Bona Fide Purchaser to acquire Shares and the Disposing Shareholder proposes to accept such offer, the Disposing Shareholder shall send a written notice (the "DISPOSITION NOTICE") to the Company, which notice shall state (i) the name of the Disposing Shareholder, (ii) the name and address of the proposed Bona Fide Purchaser, (iii) the number of Shares to be Disposed (the "OFFERED SHARES"), (iv) the amount and form of the proposed consideration for the Disposition, (v) any other material business relations between the Disposing Shareholder and the Bona Fide Purchaser, and (vi) the other terms and conditions of the proposed Disposition. In the event that the proposed consideration for the Disposition includes consideration other than cash, the Disposition Notice shall include a calculation of the then fair market value of such consideration and an explanation of the basis for such calculation as determined by an internationally recognized investment bank or appraisal firm reasonably acceptable to the Board of the Company. The Company shall deliver a copy of the Disposition Notice to the Offerees within five (5) Business Days of its receipt thereof.

3.3 For a period of thirty (30) calendar days after delivery of a Disposition Notice by the Company to the Offerees, the Offerees shall have the right, exercisable by each Offeree through the delivery of an Acceptance Notice as provided in Section 3.4 hereof, to purchase in aggregate all or a portion of the Offered Shares at the same purchase price and upon the other terms and conditions set forth in the Disposition Notice. Each Offeree shall have the right to purchase a number of Offered Shares (such Offeree's "FIRST REFUSAL ALLOCATION") equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of Shares held by such Offeree on a fully-diluted basis and the denominator of which is the total number of Shares held by all Offerees on a fully-diluted basis. In addition, in the event that one or more Offerees declines or is deemed pursuant to Section 3.4 hereof to have waived its First Refusal Right, each Offeree electing to exercise its First Refusal Right (an "ELECTING OFFEREE") shall have the right as provided in Section
      3.4 hereof to purchase all or a portion of the Offered Shares constituting the aggregate First Refusal Allocations of the Offerees, which decline or are deemed to have waived their respective First Refusal Right (the "EXCESS OFFERED SHARES"). Each Offeree may assign to its Permitted Transferee its right to acquire Offered Shares pursuant to this Section 3 hereof.

3.4 The First Refusal Right of each Offeree under Section 3.3 hereof shall be exercisable by delivering written notice of exercise (an "ACCEPTANCE NOTICE") within the time period set forth in Section 3.3 hereof to the Disposing Shareholder, with a copy to each of the other Offerees. Each Acceptance Notice shall include a statement of (i) the number of Shares held by such Offeree on a fully-diluted basis and (ii) the maximum number of Excess Offered Shares (up to the total number of Offered Shares less such Offeree's First Refusal Allocation) that such Offeree is willing to purchase, if any. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the relevant number of the Offered Shares determined in accordance with Sections 3.3 and 3.5 hereof. The failure of an Offeree to give an Acceptance Notice within the time period set forth in Section 3.3 hereof shall be deemed to be a waiver of such Offeree's First Refusal Right.

3.5 Each Electing Offeree shall have the right to purchase the number of Excess Offered Shares specified in such Electing Offeree's Acceptance Notice; provided that, if the number of Excess Offered Shares is less than the aggregate number of Excess Offered Shares that the Electing Offerees have indicated a willingness to purchase in their Acceptance Notices, the Excess Offered Shares shall be allocated as necessary such that each Electing Offeree shall have a right to purchase (i) not less than the total number of Excess Offered Shares multiplied by a fraction, the numerator of which is the number of Shares held by such Electing Offeree and the denominator of which is the total number of Shares held by all Electing Offerees, in each case on a non-diluted basis, and (ii) not more than the maximum number of Excess Offered Shares specified in such Electing Offeree's Acceptance Notice.

3.6 Except to the extent the Offerees elect to purchase the Offered Shares under Section 4.3, the Disposing Shareholder may Dispose of the Offered Shares to the Bona Fide Purchaser identified in the Disposition Notice on the terms and conditions set forth in the Disposition Notice; provided, however, that the Disposition is made within three (3) months after the giving of the Disposition Notice.

3.7 Notwithstanding anything to the contrary herein, if the Disposing Shareholder is entitled to sell the Offered Shares subject to the Disposition Notice to the Bona Fide Purchaser and/or to the Electing Offerees, the Disposing Shareholder shall so notify in writing the other Shareholders, including the Investors, and no such sale shall be made unless and until such Shareholders shall have been afforded the right exercisable upon written notice to the Company and the Disposing Shareholder within thirty (30) calendar days after receipt of such notice from the Disposing Shareholder, to participate in the sale of Shares at the same time and on the same terms and conditions under which the Disposing Shareholder will sell the Disposing Shareholder's Offered Shares to the Bona Fide

      Purchaser and/or the Electing Offerees (as the case may be), provided, however, neither the Disposing Shareholder nor any of the other Shareholders who elect to participate in the subject sale of the Offered Shares (collectively, the "CO-SELLING SHAREHOLDERS") shall Dispose of any of its shares to a Competitor under any circumstances. The Ordinary Shareholders, on the one hand, may collectively sell all or any part of that number of Shares (the "CO-SALE SHARES") held by such Ordinary Shareholders equal to 50% of the aggregate number of Offered Shares covered by the relevant Disposition Notice or Disposition Notices (as the case may be), and the Investors, on the other hand, may collectively sell all or any part of that number of Co-Sale Shares held by such Investors equal to 50% of the aggregate number of Offered Shares covered by the relevant Disposition Notice or Disposition Notices (as the case may be). To the extent that a Co-Selling Shareholder participates in the subject sale of Offered Shares hereunder, the Disposing Shareholder shall be required to proportionately reduce the number of its Shares included in the Offered Shares. No Transfer of the Co-Sale Shares shall be made on terms and conditions, including the form of consideration, different from those contained in the Disposition Notice unless the Disposing Shareholder re-offers the Offered Shares subject to the Disposition Notice to the Shareholders in accordance with this Section 3 hereof.

3.8 The closing of any purchase of the Offered Shares or the Co-Sale Shares by the Electing Offerees and/or the Bona Fide Purchaser shall be held at the principal office of the Company at 11:00 a.m. local time on the forty-fifth (45th) calendar day after the giving of the Disposition Notice or at such other time and place as the parties to the transaction may agree. The said forty-five (45) calendar day period shall be extended for an additional period of up to forty-five (45) calendar days if necessary to obtain any regulatory approvals required for such purchase and payment. At such closing, the Disposing Shareholders and/or the Co-Selling Shareholders shall, in addition to the delivery of certificates representing the Offered Shares and/or the Co-Sale Shares, deliver duly executed instruments of transfer and the Disposing Shareholders' and/or Co-Selling Shareholders' portion of the requisite transfer taxes, if any. Such Offered Shares and/or Co-Sale Shares shall be free and clear of any Lien (other than Liens arising hereunder or attributable to actions by the Offerees and/or the Bona Fide Purchaser), and the Disposing Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such Offered Shares. The Investors shall only be obligated to represent and warrant that it is the beneficial and record owner of the Co-Sale Shares. Each Electing Offeree and/or each Bona Fide Purchaser purchasing the Offered Shares and/or the Co-Sale Shares shall deliver at such closing (or on such later date or dates as may be provided in the Disposition Notice with respect to payment of consideration by the proposed Bona Fide Purchaser) payment in full of the purchase price. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares and/or the Co-Sale Shares to the Electing Offerees and/or the Bona Fide Purchaser. Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Shares and/or the Co-Sale Shares shall be borne and paid equally by the Disposing Shareholders and the Co-Selling Shareholders on the one hand, and the relevant Electing Offerees and/or the Bona Fide Purchaser on the other. At such closing, the Bona Fide Purchaser shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement by executing a form of Deed of Adherence substantially in the form attached to the Shareholders Agreement as Exhibit A.

3.9 The Parties agree that the Disposition restrictions in this Agreement and in other Transaction Documents shall not be capable of being avoided by the holding of Shares indirectly through a company or other entity that can itself be sold in order to dispose of an interest in Shares free of such restrictions.